Exhibit 10.85
- EXECUTION VERSION -
ADDENDUM NO. 1

TO THE MEMORANDUM OF AGREEMENT
DATED 31 AUGUST 2018 (AS AMENDED FROM TIME TO TIME, THE "MOA")

FOR THE SALE AND PURCHASE OF THE
MV "CPO OCEANIA", IMO-NO. 9522099 (THE "VESSEL")

 BETWEEN

DR. HAGEN FRHR. VON DIEPENBROICK IN HIS CAPACITY AS INSOLVENCY ADMINISTRATOR OVER THE ASSETS OF
KOMMANDITGESELLSCHAFT MS "CPO OCEANIA"
OFFEN REEDEREI UG (HAFTUNGSBESCHRÄNKT) & CO. (THE "SELLERS")

 AND

FELLOW SHIPPING CO. (THE "BUYERS")

WHEREAS

I.	Clause 22 of the MOA provides for the Novation Agreement to be concluded latest by 28 September 2018.
II.	As of today, the Novation Agreement has not been concluded.
III.	The exact dates of the Charter as well as the addenda have not been correctly reflected in Clause 22 of the MOA.
IV.
The Parties agreed on a postponement of the deadline regarding the Novation Agreement and a clarification regarding the dates of the Charter and wish to change the date by which the Novation Agreement as per Clause 22 of the MOA is to be concluded to 12 October 2018 and to correct the date of the Charter and the addenda thereto.

NOW, IT IS THEREFORE AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	With effect of the execution (signing) of this Addendum No. 1, Clause 22 of the MOA to be amended to read as follows:
"In case a novation agreement of the charter entered into between the Sellers and Swissmarine (the "Charterers") dated 18 January 2017 and amended thereafter on 12 January 2018 by an Addendum No. 1 (the "Charter") pursuant to which all rights and obligations arising after the date of delivery of the Sellers under the Charter are novated to the Buyers (the "Novation Agreement") has not been duly executed by the Sellers, the Buyers and the Charterers latest by 12 October 2018 this Agreement shall become null and void and the Deposit shall be released to the Buyers immediately and the Parties shall have no further claims against each other under or in connection with this Agreement."
2.
Any words and expressions defined in the MOA shall have the same meaning when used herein and terms used and expressions defined in this Addendum No. 1 shall have, vice versa, the same meaning in the MOA, in each case unless otherwise defined or unless the context otherwise requires.

3.	This Addendum No. 1 shall be governed by the laws of England and shall be subject to the arbitration procedure as said out in Clause 16 of the MOA, as though it was set out herein.
4.
If one or more provisions of this Addendum No. 1 should be or become fully or partly invalid or unenforceable, the other provisions of this Addendum No. 1 or the rest of the provisions, as the case may be, shall remain unaffected. The parties shall agree on a new provision replacing the invalid or unenforceable one or its part, which comes as close as legally possible to the intended economic effect of the invalid or unenforceable provision. This stipulation applies mutatis mutandis if it turns out that the parties have by mistake omitted to regulate a certain question.

5.	Save as set out herein in this Addendum No. 1, all other terms and conditions of the MOA, remain unchanged and in full force and effect.

IN WITNESS WHEREOF this Addendum No. 1 has been signed on behalf of the parties hereto on this 28th day of September 2018.

/s/ Dr. Hagen v. Diepenbroick	/s/ Stavros Gyftakis
ON BEHALF OF THE SELLERS	ON BEHALF OF THE BUYERS
NAME: Dr. Hagen v. Diepenbroick	NAME: Stavros Gyftakis
TITLE: Insolvency Administrator	TITLE: Director

CONFIRMED by Seanergy Maritime Holdings Corp.:

/s/ Stavros Gyftakis
ON BEHALF OF SEANERGY
NAME: Stavros Gyftakis
TITLE: Attorney-in-fact